Exhibit 99.1
Revance Provides Corporate Update and Anticipated Milestones for 2021
NASHVILLE, Tenn. January 7, 2021 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company focused on innovative aesthetic and therapeutic offerings, today provided a corporate update, product pipeline timing and anticipated milestones for 2021.
Financial Update and Key Launch Metrics:
•Preliminary Unaudited Full Year 2020 RHA® Collection Revenue of Between $12.5 Million and $13.0 Million. The company expects its first full quarter of unaudited RHA® Collection revenue to be between $9.5 million and $10.0 million for the fourth quarter 2020, bringing full year RHA® Collection revenue to be between $12.5 million and $13.0 million. The company launched the RHA® Collection in September 2020.
•HintMD Processing Volume. The company expects to exit 2020 with an annualized run rate over $200.0 million in processing volume.
•Aesthetic Accounts. The company’s sales team activated approximately 1,000 Aesthetic accounts across products and services in 2020.
•Preliminary Unaudited Full Year 2020 Operating Expenses In-Line with Guidance Range. The company expects its full year 2020 unaudited total operating expenses and adjusted total operating expenses to be in-line with previously announced guidance.
•Cash Runway Into 2023. The company maintains a strong balance sheet and reaffirms its previously announced expectations to be funded into 2023.
“Given the challenging environment resulting from the COVID-19 pandemic, I’m incredibly proud of how the Revance organization responded and came together to deliver on a transformational year for the company. In the fourth quarter, our first full quarter of commercialization, we generated strong interest in our RHA® Collection of dermal fillers, validated our targeted launch strategy, and ended the year with an annualized run rate of over $200 million in credit card transaction processing volume on the HintMD platform. On the clinical development side, we also reported positive efficacy, duration and safety results across several different programs for DaxibotulinumtoxinA for Injection,” said Mark Foley, President and Chief Executive Officer of Revance. “Our strong cash position, innovative aesthetics product portfolio, and the unique performance profile of our propriety neuromodulator product continue to provide us with a solid foundation to deliver meaningful progress on both our aesthetics and therapeutic franchises as we move forward. In 2021, we hope to receive our first FDA approval for our next-generation neuromodulator, DaxibotulinumtoxinA for Injection, for the treatment of glabellar lines, further refine our therapeutics strategy and continue to execute on our focused and disciplined launch in aesthetics. I want to thank the entire Revance team for their steadfast commitment to the achievement of our goals while prioritizing the health and safety of our entire organization. Even though the ongoing pandemic continues to introduce a level of uncertainty, our momentum is strong, and I look forward to another pivotal year for the company.”

Aesthetics Franchise Update:
•Biologics License Application (BLA) Approval for DaxibotulinumtoxinA for Injection in the Treatment of Glabellar Lines Anticipated in 2021. On November 25, 2020, the company announced that the United States (U.S.) Food and Drug Administration (FDA) has deferred a decision on the BLA for DaxibotulinumtoxinA for Injection due the FDA’s inability to conduct a required inspection of the company’s Northern California manufacturing facility as a result of COVID-19 pandemic travel restrictions. The inspection of the company’s manufacturing facility is required by the FDA as part of the BLA approval process. Though the company’s BLA is still under review, the FDA did not indicate any further outstanding review issues beyond the pending on-site inspection. The company remains confident in its BLA submission and continues to work proactively with the FDA on a pre-approval inspection as soon as possible in 2021.
•Positive Upper Facial Lines Phase 2 Open-Label Study (OLS) Results Reported. In December, Revance announced positive topline efficacy, safety and duration of effect results for the combined treatment of DaxibotulinumtoxinA for Injection in glabellar, forehead and lateral canthal lines, showing a median time to return to baseline wrinkle severity of at least 33 weeks (7.6 months) in responders. The company plans to submit the study’s results for presentation at the 2021 medical conferences and in peer-reviewed publications.
•FDA Approval for RHA® 1. Our partner, Teoxane, remains focused on an FDA approval for RHA® 1 for perioral (lip) lines in the second half 2021.
•HintMD Development. The release of the next-generation HintMD fintech platform, including the vertical integration of payment facilitation (PayFac), is planned for mid-2021.
Therapeutics Franchise Update:
•Upcoming Readouts for DaxibotulinumtoxinA for Injection in Muscle Movement Disorders. Topline results from Revance’s JUNIPER Phase 2 upper limb spasticity trial are expected in first quarter 2021, while the results from the ASPEN-OLS Phase 3, long-term safety study for cervical dystonia are expected in the second half 2021. Revance expects these results to help inform the direction of its therapeutics franchise, anchored by a potential Supplemental Biologics License Application (sBLA) submission for DaxibotulinumtoxinA for Injection in cervical dystonia in 2022.
Corporate Update:
•In 2020, Revance expanded its team to over 470 full time employees to support the buildout of its commercial and manufacturing infrastructure, including the integration of HintMD.
•In December, in conjunction with the State of Tennessee’s Department of Economic and Community Development, Revance announced the company will move its global headquarters to Nashville, effective January 1, 2021. The new headquarters will include a multi-functional training and education center where healthcare providers, employees and other stakeholders can learn about the latest innovations in the company’s products and services.

•In December, Revance also entered into an amended supply agreement with Ajinomoto Bio-Pharma Services for the supply of DaxibotulinumtoxinA for Injection, which will complement its Northern California-based manufacturing location with a second Southern California-based location.
About Revance Therapeutics, Inc.
Revance Therapeutics, Inc. is a biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation neuromodulator product, DaxibotulinumtoxinA for Injection. DaxibotulinumtoxinA for Injection combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DaxibotulinumtoxinA for Injection in glabellar (frown) lines and is pursuing U.S. regulatory approval. Revance is also evaluating DaxibotulinumtoxinA for Injection in the full upper face, including glabellar lines, forehead lines and crow’s feet, as well as in two therapeutic indications - cervical dystonia and adult upper limb spasticity. To accompany DaxibotulinumtoxinA for Injection, Revance owns a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to the RHA® Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the HintMD fintech platform, which includes integrated smart payment, subscription and loyalty digital services. Revance has also partnered with Viatris (formerly Mylan N.V.) to develop a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com or revanceaesthethics.com.
“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
RHA resilient hyaluronic acid® and RHA® are trademarks of Teoxane SA.
BOTOX® is a registered trademark of Allergan, Inc.
Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to the company’s financial outlook, run rate, milestone expectations, expected cash runway and financial performance; statements about our ability to obtain, and the timing relating to, regulatory submissions and approvals with respect to our drug product candidates, including with respect to the anticipated approval of DaxibotulinumtoxinA for Injection in glabellar lines and RHA® 1; the timing of the release of the next generation HintMD payments platform; the process and timing of, and ability to complete, the current and anticipated future clinical development of our product candidates including the timing and outcome of such clinical studies and trials; development of a biosimilar to BOTOX®; our ability to effectively and reliably manufacture supplies of DaxibotulinumtoxinA for Injection; the timing of, and benefits related to, moving our global headquarters to Nashville, TN; statements about our business strategy, timeline, other goals and market for our anticipated products and our plans and prospects, including our commercialization plans; and potential benefits of our drug product candidates and our technologies, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: the results, timing, costs, and completion of our research and development activities and regulatory approvals, including delays in the approval of our BLA for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines, including as a result of COVID-19-related policies and travel restrictions currently in place at the FDA; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, clinical trials and other aspects of our business; our ability to manufacture supplies for our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; the risk that clinical trials may not have an effective design or generate positive results; the applicability of clinical study results to actual outcomes; our ability to obtain regulatory approval of our drug product candidates; disruption to our business caused by and unanticipated costs of moving our headquarters to Nashville, TN; our ability to successfully compete with treatments and therapies, our ability to achieve, and the rate and degree of commercial acceptance and the market, size and growth potential of the RHA® Collection of dermal fillers, the HintMD payments platform and our drug product candidates, if approved; our ability to successfully commercialize the RHA® Collection of dermal fillers, the HintMD payments platform and our drug product candidates, if approved, and the timing and cost of commercialization activities; our ability to obtain and maintain regulatory approval of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; our ability to successfully manufacture our drug product candidates; our ability to develop sales and marketing capabilities; the status of commercial collaborations; our ability to obtain funding for our operations; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing and our financial performance; and other risks. In addition, our preliminary expectations of our financial results for the period ended December 31, 2020, are unaudited and are based on currently available information. Our financial closing procedures for the three months ended December 31, 2020 have not been completed, and, as a result, we expect that our final results upon completion of our closing procedures for such period may differ from the preliminary estimates included herein. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-Q filed with the SEC on November 9, 2020. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 626-589-1007
jessica.serra@revance.com

Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com

General Media:
Goodfuse:
Jenifer Slaw, 347-971-0906
jenifer.slaw@goodfuse.com

Trade Media:
Nadine Tosk, 504-453-8344

nadinepr@gmail.com

Source: Revance Therapeutics, Inc.